UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a). On July 3, 2007, Maxim Integrated Products, Inc. ("Maxim") received a Nasdaq Staff Determination Letter stating that Maxim failed to comply with Nasdaq requirements to hold an annual meeting of shareholders within one-year from the end of its fiscal year 2006 which ended June 24, 2006, to solicit proxies and to provide proxy statements to Nasdaq during this period. These requirements are set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g) and serve as an additional basis to delist Maxim's common stock from the Nasdaq Stock Market. Maxim has been unable to engage in proxy solicitation activity and to hold an annual meeting of stockholders at which directors are to be elected due to its inability to provide an annual report to shareholders that must contain audited financial statements. The required audited financial statements are currently unavailable due to the pending restatement of certain of Maxim's historical financial statements as a result of its stock option inquiry. Maxim has submitted a request to Nasdaq's Listing and Hearing Review Council seeking its approval to waive Maxim's compliance with Marketplace Rules 4350(e) and (4350(g) relating to its failure to hold an annual meeting within one-year from the end of its fiscal year 2006 provided it holds an annual meeting of shareholders following the completion of its restatement and the filing of past due periodic reports with the Securities and Exchange Commission.

Maxim also announced that it submitted a request to the Board of Directors of Nasdaq requesting that it exercise its discretion under Nasdaq Marketplace Rule 4809 to stay any future action to suspend trading of Maxim's common stock on Nasdaq. Specifically, Maxim requested the Board of Directors of Nasdaq for additional time within which to complete and file its past due periodic reports with the SEC and to allow continued listing of its common stock on Nasdaq during this period.

Maxim issued a press release on July 9, 2007 disclosing its receipt of this additional Nasdaq Staff Determination notice, as well as its request to the Board of Directors of Nasdaq to exercise its discretion under Nasdaq Marketplace Rule 4809 as discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated July 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Alan Hale Alan Hale Vice President and Chief Financial Officer

Date: July 9, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated July 9, 2007. PDF provided as a courtesy